UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 440-9310

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with a bridge financing, on April 13, 2017, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), dated as of April 10, 2017 (the “Closing Date”), with EMA Financial, LLC (the “Investor” or “EMA”) pursuant to which the Investor purchased an aggregate principal amount of $525,000 of Convertible Notes for an aggregate purchase price of $450,000 (the “Notes”). The Notes included a 10% origination fee and a 5% original issue discount that was added to the face amount of the Notes. In addition, the Company paid attorney’s fees of $10,000 and received net proceeds of $440,000 on April 13, 2017.

The Notes bear interest at a rate of 6.0% per annum, payable in arrears on the maturity date of April 10, 2018 (the “Maturity Date”).  The Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) after the effectiveness of the Registration Statement, at a conversion price equal to seventy five percent (75%) of the lowest trading price of the Company’s common stock during 15 trading days immediately preceding conversion (“Conversion Date”). In addition, the Company issued 1,666,667 warrants at an exercise price of $0.20 before the reverse split effective April 13, 2017 or $4.00 post-split which are exercisable on a cashless basis.

Until October 10, 2017 (“Prepayment Termination Date”), the Company has the right, exercisable on not less than five (5) Trading Days’ prior written notice to the holder of the Notes, to prepay the outstanding balance on the Notes (principal and accrued interest), in full. On the date fixed for prepayment (the “Optional Prepayment Date”), the Company must make payment of the Optional Prepayment Amount or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one (1) business day prior to the Optional Prepayment Date.  If the Company exercises its right to prepay the Note, the Company must pay Holder an amount in cash (the “Optional Prepayment Amount”) equal to the Prepayment Factor (as defined below), multiplied by the sum of: (w) the then-outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the Optional Prepayment Date plus (y) Default Interest.  For purposes hereof, the “Prepayment Factor” equals one hundred thirty-five percent (135%), provided that such Prepayment Factor shall equal one hundred twenty-five percent (125%) if the Optional Prepayment Date occurs on or before July 10, 2017.

In connection with the issuance of the Notes, the Company entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file with the U.S. Securities and Exchange Commission (the “SEC”), on or before May 25, 2017 (the “Filing Date”), a registration statement to register the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Registration Statement”), and to cause reasonable best efforts for such Registration Statement to become effective prior to the 90th day following the Closing Date.

The Notes contain certain customary negative covenants preventing the Company from undertaking certain actions without the consent of the Investor, including but not limited to, limitations on its ability to incur additional indebtedness (subject to certain exceptions) and issuance shares of unregistered securities as well as certain events of default, including, but not limited to, the Company’s failure to pay principal and interest, material defaults under the other transaction documents, material defaults in other payment obligations, failure of the Company to comply with its reporting requirements with the SEC, the placing of a “chill” on the Company’s common stock by the Depositary Trust Company, failure of the Company to meet the current public information requirements under Rule 144 promulgated under the Securities Act (as defined below), the Company’s failure to deliver certificates representing the shares of Common Stock after a Conversion Date and a change of control transaction (as defined in the Notes). The full principal amount of the Notes is due upon a default under the terms of the Notes. The Notes are unsecured and subordinated in right of payment to the Company’s existing and future senior indebtedness. During the existence and continuance of an event of default under the Notes, the outstanding principal amount of the Notes shall incur interest at a rate of 18% per annum.  At any time after the Holder becoming aware of an Event of Default, the Investor may require the Company to redeem all or any portion of the Notes.

As of the date hereof, the Company is liable for the $525,000 face amount of Notes issued to EMA. The Notes are a debt obligation arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing does not constitute a complete summary of the terms of the Purchase Agreement, the Notes and the Registration Rights Agreement., and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. Readers should review such agreements for a complete understanding of the terms and conditions associated with the transaction.

Item 8.01.	Other Events.

On April 12, 2017, the Company amended its Certificate of Incorporation by filing a Certificate of Amendment with the State of Delaware (the “Amendment”) to effect a reverse stock split of all issued and outstanding shares of Common Stock at a ratio of 1 for 20 (the “Reverse Stock Split”). Beginning with the opening of market on April 13, 2017, the Common Stock began trading on The Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis under a new CUSIP number 45254C 200. The Common Stock continued to trade on Nasdaq under the symbol “IMNP.” A form of the Amendment was filed with the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the SEC and mailed to the Company’s stockholders on or about November 2, 2016. The Reverse Stock Split was approved by the Company’s stockholders at the Company’s 2016 Annual Meeting on December 20, 2016.

In the Reverse Stock Split, every twenty shares of the Company’s Common Stock outstanding were automatically changed and reclassified into one new share of Common Stock without any action on the part of the holders. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional share of common stock that would otherwise have resulted from the reverse stock split was rounded up to the nearest whole share.

As a result of the Reverse Stock Split, the Company’s issued and outstanding shares of Common Stock decreased to approximately 9.7 million shares, post-split, from approximately 194.3 million shares, pre-split. The Reverse Stock Split affects all of the Company’s stockholders uniformly and does not affect any stockholder’s percentage ownership interests in the Company (except to the extent that the reverse stock split resulted in any stockholders owning only a fractional share that was rounded up to the nearest whole share).

For additional information about the Reverse Stock Split, see the Proxy Statement, the relevant portions of which are incorporated herein by reference. On April 12, 2017, the Company issued a press release with respect to the Reverse Stock Split, which is being filed as Exhibit 99.1 to this report and is incorporated herein by reference. A copy of the Amendment is filed hereto as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation, dated April 12, 2017
10.1	Securities Purchase Agreement, dated as of April 10, 2017, by and between the Company and EMA Financial, LLC.
10.2	Convertible Note, dated as of April 10, 2017.
10.3	Registration Rights Agreement, dated as of April 10, 2017, by and between the Company and EMA Financial, LLC.
10.4	Common Stock Purchase Warrant dated as of April 10, 2017, by and between the Company and EMA Financial, LLC.
99.1	Press release, dated April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

	By:	/s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer

Date: April 19, 2017